EXHIBIT 21
HILLENBRAND INDUSTRIES, INC.
SUBSIDIARIES OF THE REGISTRANT
All subsidiaries of the Company as of November 16, 2007 are wholly-owned Indiana corporations, unless otherwise noted.

Batesville Services, Inc.
Batesville Holdings, Inc.
Hill-Rom, Inc.
The Acorn Development Group, Inc.

Subsidiaries of Batesville Services, Inc.
Batesville Casket Company, Inc.
Batesville Casket Co. South Africa Pty, Ltd., a South Africa corporation
Batesville International Corporation
Batesville Logistics, Inc.
Batesville Manufacturing, Inc.
Batesville Casket de Mexico, S.A. de C.V., a Mexican corporation
Green Tree Manufacturing, Inc.
MCP, Inc.
Modern Wood Products, Inc.
WCP, Inc.

Subsidiaries of Batesville Casket Company, Inc.
North Star Industries, LLC
Lakeshore Casket Company
Lakeshore Casket Group, Inc.
Lakeshore Casket Venture, Inc.

Subsidiary of Batesville Casket de Mexico, S.A. de C.V.
Industrias Arga, S.A. de C.V., a Mexican corporation

Subsidiaries of Hill-Rom, Inc.
Advanced Respiratory, Inc., a Minnesota corporation
Allen Medical Systems, Inc.
MEDIQ, Incorporated, a Delaware corporation

Jointly owned subsidiaries of Hill-Rom, Inc., Advanced Respiratory, Inc. and MEDIQ, Incorporated.
Hill-Rom Company, Inc.

Subsidiaries of Hill-Rom Company, Inc.
NaviCare Systems, LLC
Hill-Rom International, Inc.
Hill-Rom Manufacturing, Inc., a Delaware corporation
MEDIQ/PRN Life Support Services, LLC, a Delaware limited liability company

Subsidiaries of Hill-Rom International Inc.
Hill-Rom Australia Pty, Ltd, an Australian corporation
Hill-Rom Asia Limited, a Hong-Kong corporation
Hill-Rom Japan KK, a Japanese corporation

Subsidiaries of Hill-Rom Australia Pty, Ltd.
Medicraft Manufacturing Pty. Ltd, an Australian corporation
Medicraft Australia Pty. Ltd, an Australian corporation

Jointly owned by Medicraft Manufacturing Pty, Ltd and Medicraft Australia Pty. Ltd.
Medicraft Australia Unit Trust, an Australian entity

Subsidiary of Hill-Rom Asia Limited
Hill-Rom Business Services Co., LTD, a Hong-Kong corporation

Subsidiary of Hill-Rom Manufacturing Inc.
Hill-Rom Services, Inc., a Delaware corporation

Subsidiary of Hill-Rom Services, Inc.
Hill-Rom SARL, a French corporation

Subsidiary of Allen Medical Systems, Inc.
AMATECH Corporation

Jointly owned subsidiary of Hill-Rom Services, Inc. and Hill-Rom, Inc.
Hill-Rom International B.V., a Netherlands corporation

Subsidiaries of Hill-Rom International B.V.
Hill-Rom B.V., a Netherlands corporation
Hill-Rom Ltd., a United Kingdom corporation
Hillrom S.A., a Switzerland corporation
Hill-Rom Austria GmbH, an Austrian corporation
Hill-Rom Sociedade Unipessoal, LDA (Portugal)
Hill-Rom Global Holdings, B.V., a Netherlands corporation

Jointly owned subsidiaries of Hill-Rom International B.V. and Hill-Rom Services, Inc.
Hill-Rom de Mexico S de RL de CV
Hill-Rom Servicios S de RL de CV
Hill-Rom GmbH, a German corporation

Subsidiary of Hill-Rom B.V.
Hill-Rom Finland, a Finland Corporation

Subsidiaries of Hill-Rom, Ltd. (UK)
Hill-Rom (UK), Ltd., a United Kingdom corporation
Batesville Casket UK, Ltd., a United Kingdom corporation

Subsidiaries of Hill-Rom SARL
Hill-Rom Industries SA, a French corporation
Hill-Rom, S.p.A, an Italian corporation
Hill-Rom SAS, a French corporation
SCI Le Couviour Immoblier, a French corporation
Hill-Rom Iberia S.L., a Spanish corporation
Hill-Rom AB, a Swedish corporation

Jointly owned by Hill-Rom SARL and Hill-Rom SAS
Hill-Rom sro, a Czech Republic corporation

Jointly owned subsidiary of Batesville International Corporation,
Hill-Rom, Inc., Hill-Rom Manufacturing, Inc. and Hill-Rom Company, Inc.
Hillenbrand Industries Canada, Ltd., an Ontario (Canada) corporation

Jointly owned by Green Tree Manufacturing, Inc. and Modern Wood Products, Inc.
Global Products Co, Inc., S.A. de C.V., a Mexican corporation

Jointly owned by MCP, Inc. and WCP, Inc.
NADCO, S.A. de C.V., a Mexican corporation

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